                       CONSENT OF INDEPENDENT ACCOUNTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-57100) and in the Registration Statement on Form S-8 (No. 33-40397 and No. 33-44776) of Flow International Corporation of our report dated July 6, 1995, appearing on page 19 of this Form 10-K.



/s/  Price Waterhouse LLP
- -------------------------


Seattle, Washington
July 25, 1995